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                                                                   EXHIBIT 99.16

                         SOGEN INTERNATIONAL FUND, INC.
                        CALCULATION OF PERFORMANCE DATA
                     IN STATEMENT OF ADDITIONAL INFORMATION
                    AVERAGE ANNUAL TOTAL RATE OF RETURN FOR
                      1 YEAR AND AVERAGE ANNUAL COMPOUNDED
                    TOTAL RATES OF RETURN FOR 5 AND 10 YEARS

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
                                   1 YEAR                    5 YEARS                  10 YEARS
                                  (3/31/96)                 (3/31/92)                 (3/31/87)
                          ------------------------- ------------------------- -------------------------
Initial Investment = P..           $1,000                    $1,000                    $1,000
Ending Redeemable Value
 @ 3/31/97 = ERV........           $1,054                    $1,775                    $2,639
Calculations:
T = the nth root of       T = the 1st               T = the fifth             T = the tenth
 (ERV/P) - 1............  root of (1,054/1,000) - 1 root of (1,775/1,000) - 1 root of (2,639/1,000) - 1
                          = 1.054-1                 = 1.1216-1                = 1.1019-1
                          = 0.0537                  = 0.1216                  = 0.1019
                          = 5.37%                   = 12.16%                  = 10.19%
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